UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2010

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Gordmans Stores, Inc. (the “Company”) appointed each of James A. Shea and Stewart M. Kasen as a Class I director of the Company on November 3, 2010. Mr. Kasen was also appointed to the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) to fill the vacancy on the committee resulting from the resignation of Brian J. Urbanek from the Audit Committee.

There are no arrangements or understandings between either of Mr. Shea or Mr. Kasen and any other person pursuant to which Mr. Shea and Mr. Kasen were selected to serve on the Board of Directors, and there are no relationships between either of Mr. Shea or Mr. Kasen and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Shea and Mr. Kasen will be entitled to the Company’s standard non-employee director compensation arrangements as described in the letter agreement between the Company and each of Mr. Shea and Mr. Kasen, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the Company’s press release announcing the appointment of each of Mr. Shea and Mr. Kasen to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	James A. Shea Letter Agreement, dated as of November 4, 2010.

10.2	Stewart M. Kasen Letter Agreement, dated as of October 8, 2010.

99.1	Press Release of Gordmans Stores, Inc. dated November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: November 5, 2010	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	James A. Shea Letter Agreement, dated as of November 4, 2010.

10.2	Stewart M. Kasen Letter Agreement, dated as of October 8, 2010.

99.1	Press Release of Gordmans Stores, Inc. dated November 4, 2010.

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